Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-260528

Prospectus Supplement No. 4
(to prospectus dated November 4, 2021)

Mirion Technologies, Inc.

Up to 8,560,540 Shares of our Class A Common Stock Issuable upon Redemption of Shares of IntermediateCo Class B Common Stock
Up to 27,249,979 Shares of our Class A Common Stock Issuable upon Exercise of Warrants
152,157,565 Shares of our Class A Common Stock for Resale by the Selling Holders

This prospectus supplement is being filed to update and supplement the information contained in the prospectus dated November 4, 2021 (the “Prospectus”), which forms part of our registration statement on Form S-1 (No. 333-260528) with the information contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on December 29, 2021 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

The Prospectus and this prospectus supplement relate to: (1) the issuance by us of up to an aggregate of 35,810,519 shares of Class A common stock, par value $0.0001 per share (“Class A common stock”), of Mirion Technologies, Inc. (the “Company”) that may be issued upon (i) the exercise of 27,249,979 warrants to purchase Class A common stock at an exercise price of $11.50 per share of Class A common stock, including the public warrants and the private placement warrants (each as defined in the Prospectus), and (ii) the redemption of up to 8,560,540 shares of Class B common stock, par value $0.0001 per share (the “IntermediateCo Class B common stock”), of Mirion IntermediateCo, Inc. (“IntermediateCo”); and (2) the offer and sale, from time to time, by the selling holders identified in the Prospectus (the “Selling Holders”), or their permitted transferees, of up to 152,157,565 shares of Class A common stock.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement. Terms used in this prospectus supplement but not defined herein shall have the meanings given to such terms in the Prospectus.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act and are subject to reduced public company reporting requirements. We expect that we will cease to be an emerging growth company as of December 31, 2021.

You should read the Prospectus, this prospectus supplement and any additional prospectus supplement or amendment carefully before you invest in our securities. Our Class A common stock and public warrants are listed on The New York Stock Exchange under the symbols “MIR” and “MIR WS,” respectively. On December 28, 2021, the closing price of our Class A common stock was $10.70 per share and the closing price for our public warrants was $2.64.

Investing in our Class A common stock and warrants involves a high degree of risk. See the section titled “Risk Factors” beginning on page 10 of the Prospectus and in any applicable prospectus supplement.

Neither the SEC nor any other state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of the Prospectus or this prospectus supplement. Any representation to the contrary is a criminal offense.

December 29, 2021

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________

FORM 8-K

____________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 27, 2021

____________________________

Mirion Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

____________________________

Delaware	001-39352	83-0974996
(State or Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1218 Menlo Drive Atlanta, Georgia 30318

(Address of Principal Executive Offices)

(770) 432-2744

(Registrant’s telephone number, including area code)

____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MIR	New York Stock Exchange
Redeemable warrants to purchase Class A common stock	MIR WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 27, 2021, Mirion Technologies, Inc. (the “Company”) approved various compensation-related items for certain of the Company’s senior executives, including compensation packages and agreements for the Company’s Chief Executive Officer and the Company’s other named executive officers (collectively, the “NEOs”).

Chief Executive Officer Amended Employment Agreement

The Compensation Committee of the Board of Directors (the “Committee”) recommended for approval, and the Board of Directors (the “Board”) approved, an amendment effective as of December 27, 2021 (the “Employment Agreement Amendment”) to the Amended and Restated Employment Agreement dated August 13, 2021 between the Company and the Company’s Chief Executive Officer, Thomas Logan (the “Employment Agreement”). The Employment Agreement Amendment provides for a base salary of $700,000 and a target bonus of 100% of base salary (with the potential to earn up to 150% of base salary). The Employment Agreement Amendment also provides that, beginning in calendar year 2022 and for each subsequent calendar year occurring during Mr. Logan’s employment term, Mr. Logan will be eligible to be considered for annual long-term equity incentive grants having a target total grant date value equal to $2,700,000 (which, for calendar year 2022, will be in the form of two-thirds time-vesting restricted stock units (“RSUs”) and one-third performance-vesting restricted stock units (“PSUs”)). As described more fully below, Mr. Logan also received an equity grant on December 27, 2021 with a total target grant date fair value of $6,000,000.

Pursuant to his Employment Agreement Amendment, Mr. Logan will also be entitled to continued base salary payments for a period of twenty-four months following a termination of employment without “cause” or a resignation for “good reason” (as each term is defined in the Employment Agreement). Alternatively, in the event that Mr. Logan’s employment is terminated by the Company without cause or he resigns for good reason within twenty-four months immediately following a change in control that occurs after January 1, 2022, Mr. Logan will be entitled to two (2) times the sum of (A) his base salary and (B) his target bonus, which amount shall be paid in equal installments over twenty-four months.

The Employment Agreement Amendment also replaced the provision in Mr. Logan’s existing employment agreement that provided him with a tax gross-up in the event excise taxes are imposed on him under Section 4999 of the Internal Revenue Code (“Section 4999”) with a “best net” provision. In the event Mr. Logan is entitled to receive amounts that would otherwise result in the imposition of excise taxes on him under Section 4999, such payments will be either (i) reduced to a level that will not trigger the imposition of Section 4999 excise taxes or (2) if the net after-tax amount Mr. Logan would retain after the imposition of such additional taxes would be greater, paid to him in full.

The foregoing description of the Employment Agreement Amendment is qualified in its entirety by the full text of the Employment Agreement Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Other NEO Amended Employment Agreements

On December 27, 2021, the Committee approved amendments to the employment agreements for Brian Schopfer and Michael Freed that provide for enhanced severance entitlements in the event of a qualifying termination of employment in connection with a change in control. Under the amendments to their employment agreements, in the event Mr. Schopfer or Mr. Freed are terminated by the Company without cause or they resign for good reason within twelve months immediately following a change in control that occurs after January 1, 2022, they will be entitled to one (1) times the sum of (A) their base salary and (B) their target bonus. Each of the employment agreements was also amended to provide that in the event the executive is entitled to receive amounts that would otherwise result in the imposition of excise taxes on him under Section 4999, such payments will be either (1) reduced to a level that will not trigger the imposition of Section 4999 excise taxes or (2) if the net after-tax amount the executive would retain after the imposition of such additional taxes would be greater, paid to him in full The foregoing description of the amendments to the employment agreements are qualified in their entirety by the full text of such agreements, which are attached hereto as Exhibits 10.2 and 10.3 and are incorporated herein by reference.

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The Committee also approved revised compensation packages for Messrs. Schopfer and Freed, which are described below. The new base salaries are effective as of December 27, 2021 and short-term incentive compensation levels are effective for the 2022 calendar year.

	Base Salary	Short-Term Incentive Compensation
Brian Schopfer Chief Financial Officer	$450,000	Target of 65% of Base Salary (Maximum of 130% of Base Salary)
Michael Freed Chief Operating Officer	$412,000	Target of 50% of Base Salary (Maximum of 100% of Base Salary)

In addition to the foregoing, the Committee approved the following equity grants to the NEOs, which grants were made on December 27, 2021: (i) an equity grant with a target total grant date value equal to $6,000,000 for Mr. Logan, $4,000,000 of which will be granted in the form of RSUs and $2,000,000 of which will be granted in the form of PSUs, and (ii) an equity grant with a target total grant date value equal to $1,200,000 for Mr. Schopfer, $800,000 of which will be granted in the form of RSUs and $400,000 of which will be granted in the form of PSUs. The RSUs will vest in four equal annual installments beginning on the first anniversary of the grant date, and the PSUs will vest following the end of a three-year performance period subject to the achievement of specified performance goals in respect of relative total shareholder return and organic revenue growth. The Committee also approved a special short-term incentive bonus to Mr. Freed with a target value of $150,000, to be paid in two installments subject to (i) the achievement of specified levels based on the Company’s budgeted performance, and (ii) his continued employment through each of the applicable payment dates.

Short-Term Incentive Compensation Program

On December 27, 2021, the Committee also adopted and approved the terms of the Company’s executive short-term incentive compensation program (the “STIP”), which will govern the terms of annual cash incentive awards granted to eligible executives of the Company (including each of the Company’s current NEOs), as determined by the Committee from time to time. The Committee (or its delegate) will administer the STIP and will have the authority to determine all of the terms of the awards granted under the STIP.

Payments under the STIP are based on the achievement of specified performance goals, including 50% on EBITDA, 30% on Organic Revenue Growth and 20% on Free Cash Flow. Following the end of the performance period, the Committee will determine achievement of the performance goals. The specific targets relating to the performance goals will be set in connection with the establishment of the Company’s budget for the 2022 calendar year.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit Number	Description
10.1^	Amendment No. 1 to the Amended and Restated Employment Agreement of Thomas Logan.
10.2^	Amendment No. 1 to the Third Amended and Restated Employment Agreement of Brian Schopfer.
10.3^	Amendment No. 1 to the Employment Agreement of Michael Freed.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

_____________________

^	Indicates management contract or compensatory plan.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2021

Mirion Technologies, Inc.

By:	/s/ Brian Schopfer
Name:	Brian Schopfer
Title:	Chief Financial Officer

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Exhibit 10.1

Amendment NO. 1 to AMENDED AND RESTATED employment Agreement

This AMENDMENT NO. 1 TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”) is entered into this 27 day of December 2021 (the “Effective Date”), by and between MIRION TECHNOLOGIES, INC., a Delaware corporation (the “Company”), and THOMAS D. LOGAN (“Executive”) (each of Executive and the Company, a “Party” and collectively, the “Parties”).

WHEREAS, Executive has been employed by the Company pursuant to the terms of that certain Amended and Restated Employment Agreement, by and between Executive and the Company, dated as of August 13, 2021 (the “Agreement”);

WHEREAS, the Company desires to continue to employ Executive as the Chief Executive Officer and for Executive to serve as Chief Executive Officer of the Company and wishes to acquire and be assured of Executive’s services as of and after the Effective Date on the terms and conditions hereinafter set forth; and

WHEREAS, Executive desires to continue to be employed by the Company as the Chief Executive Officer and to perform and to serve the Company on the terms and conditions hereinafter set forth.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties, the Company and Executive hereby agree as follows:

1.	AMENDMENTS

(a)	Section 3(a) is hereby deleted and replaced in its entirety with the following:

The Executive shall receive a base salary of $700,000 per year (“Base Salary”) Base Salary shall be payable in accordance with the payroll policies from time to time in effect at the Company. Executive’s Base Salary shall be subject to increase (but not decrease) on an annual basis as the Compensation Committee of the Board (the “Compensation Committee”) shall determine in its sole discretion.

(b)   The first sentence of Section 3(b) of the Agreement is hereby deleted and replaced in its entirety with the following:

In addition to Base Salary, during the Employment Period, Executive shall be eligible to receive an annual cash incentive bonus targeted at one hundred percent (100%) of Base Salary (the “Target Bonus”), with the potential to receive up to one hundred and fifty percent (150%) of Base Salary, based on the achievement of performance criteria determined by the Compensation Committee (the actual bonus that is paid, the “Incentive Bonus”).

(c)	A new Section 3(e) is hereby added:

Equity Grants.

(i) 2021 Retention Grant. Executive shall receive a one-time retention/bridge equity incentive grant having a target total grant date value equal to $6,000,000 (2/3 of which will be in the form of time-vesting restricted stock units (“RSUs”) and 1/3 of which will be in the form of performance-vesting restricted stock units (“PSUs”)), effective on the Effective Date. The terms and conditions of such equity incentive grants (including, but not limited to, the vesting conditions) shall be set forth in separate award agreements, and shall in all events be subject to the terms and conditions of the Mirion Technologies, Inc. Omnibus Incentive Plan (the “Incentive Plan”).

(ii) Annual Equity Grants. Beginning in calendar year 2022 and each subsequent calendar year occurring during the Employment Period, Executive shall be eligible to be considered for annual long-term equity incentive grants having a target total grant date value equal to $2,700,000 (2/3 of which will be in the form of RSUs and 1/3 of which will be in the form of PSUs for calendar year 2022 and subject to a different mix of RSUs and PSUs in future years at the discretion of the Board), with any such grants to be made at the same time as other senior executives of the Company. The terms and conditions of such equity incentive grants (including, but not limited to, the vesting conditions) shall be set forth in separate award agreements, and shall in all events be subject to the terms and conditions of the Incentive Plan and the approval of the Board.

(d)	Section 4 is hereby deleted and replaced in its entirety with the following:

Reimbursement for Expenses. During the Employment Period, Executive shall be entitled to incur on behalf of the Company reasonable and necessary expenses in connection with his duties in accordance with the Company’s policies and the Company shall pay for or reimburse Executive for all such expenses upon Executive’s presentation of proper receipts therefore including, without limitation, (a) reimbursement for first class air travel expenses, (b) the cost of an annual local executive physical examination (e.g., Monterey Program for Executive Health), up to $10,000 and (c) the costs of annual financial planning services, up to $5,000 per year.

(e)	Section 6(c) is hereby deleted and replaced in its entirety with the following:

(c) Termination Without Cause or by Executive for Good Reason; Termination Without Cause or by Executive for Good Reason in Connection with a Change in Control. If Executive’s employment has been terminated by the Company at any time during the Employment Period without Cause or by Executive for Good Reason (with certain enhancements pursuant to Section 6(c)(ii) if such termination occurs within twenty-four (24) months immediately following a Change in Control (as such term is defined in the Incentive Plan) that occurs after January 1, 2022), Executive shall, subject to timely compliance with Section 6(h), be entitled to an amount equal to:

(i)   Base Salary through the date of termination;

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(ii)   Base Salary for the Severance Period (as defined in Section 6(g)), payable in accordance with the usual payroll policies in effect at the Company as if Executive was employed at the time; provided however that, if Executive’s termination of employment pursuant to this Section 6(c) occurs within twenty-four (24) months immediately following a Change in Control that occurs after January 1, 2022, Executive shall instead be entitled to two (2) times the sum of (A) his Base Salary and (B) his Target Bonus, which amount shall be paid in equal installments over the Severance Period in accordance with the usual payroll policies in effect at the Company as if Executive was employed at the time; provided, further that any such payments under this Section 6(c)(ii) that otherwise would be paid prior to the date that the release contemplated by Section 6(h) (the “Release”) becomes effective instead shall be paid within five (5) business days after such effective date, and the remaining such payments shall be paid over the remainder of the Severance Period; provided, further, that if the period during which Executive may execute and revoke the Release begins in one calendar year and ends in the next calendar year, then any such payments that otherwise would be paid in such first calendar year instead shall be paid during the first fifteen business days of such next calendar year;

(iii)   a pro rata portion of Executive’s Incentive Bonus, if any, for the applicable period during the fiscal year in which termination occurs (which portion of such bonus shall be reasonably determined by the Compensation Committee), payable at the same time as such payment would be made while Executive was employed by the Company;

(iv)   any accrued and unpaid vacation pay, unreimbursed expenses or other benefits which may be applicable to and owing in accordance with Company policies or applicable law; and

(v)   continuation of all health benefits offered to senior executives of the Company for eighteen (18) months immediately following the date of termination of employment.

The Company agrees that if the Executive’s employment with the Company is terminated without Cause or by the Executive for Good Reason, the Executive is not required to seek other employment or to attempt in any way to reduce any amount payable to the Executive by the Company pursuant to this Agreement. For the avoidance of doubt, any payments made pursuant to this Agreement during the Severance Period shall be in lieu of, and not in addition to, any severance payments generally paid by the Company to its employees, including pursuant to any plan or policy of the Company.

(f)	Section 6(g) is hereby deleted and replaced in its entirety with the following:

Severance Period Defined. For purposes of this Agreement, “Severance Period” shall mean the period, if any, beginning on the date of the termination of Executive’s employment as described in Section 6(c) and ending on the date that is twenty-four (24) months thereafter. Any severance payments made pursuant to this Agreement shall be in lieu of any severance payments generally paid by the Company to its employees.

(g)	Section 11 is hereby deleted and replaced in its entirety with the following:

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Code Section 280G. To the extent that any of the payments and benefits provided for under this Agreement together with any payments or benefits under any other agreement or arrangement between the Company and Executive (collectively, the “Payments”) would constitute a “parachute payment” within the meaning of Section 280G of the Code, the amount of such Payments shall be reduced to the amount that would result in no portion of the Payments being subject to the excise tax imposed pursuant to Section 4999 of the Code if and only if such reduction would provide Executive with an after-tax amount greater than if there was no reduction.  Unless the Company and Executive otherwise agree, any determination required under this Section 11 shall be made in writing in good faith by the Company’s independent accounting firm or such other nationally or regionally recognized accounting firm selected by the Company (the “Accountants”), whose determination shall be conclusive and binding upon the Executive and the Company for all purposes. Any reduction shall be done in a manner that maximizes the amount to be retained by Executive, provided that to the extent any order is required to be set forth herein, then such reduction shall be applied in the following order: (i) payments that are payable in cash that are valued at full value under Treasury Regulation Section 1.280G-1, Q&A 24(a) will be reduced (if necessary, to zero), with amounts that are payable last reduced first; (ii) payments due in respect of any equity valued at full value under Treasury Regulation Section 1.280G-1, Q&A 24(a) will be reduced next (if necessary, to zero), with amounts that are payable or deliverable last reduced first; (iii) payments that are payable in cash that are valued at less than full value under Treasury Regulation Section 1.280G- 1, Q&A 24 will be reduced next (if necessary, to zero), with the highest values reduced first (as such values are determined under Treasury Regulation Section 1.280G-1, Q&A 24); (iv) payments due in respect of any equity valued at less than full value under Treasury Regulation Section 1.280G-1, Q&A 24 will be reduced next (if necessary, to zero), with the highest values reduced first (as such values are determined under Treasury Regulation Section 1.280G-1, Q&A 24); and (v) all other non-cash benefits not otherwise described in clauses (ii) or (iv) of this Section 11 will be next reduced pro rata. The Company and Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section 11. The Company shall bear all costs that the Accountants may reasonably incur in connection with any calculations contemplated by this Section 11.

2.	EFFECTIVENESS OF AMENDMENT; COUNTERPARTS

This Amendment shall become effective on the Effective Date. Except as amended by the terms of this Amendment, the Agreement shall remain in full force and effect in accordance with its terms. This Amendment may be executed by electronic transmission (i.e., facsimile or electronically transmitted portable document (PDF) or DocuSign or similar electronic signature) and in counterparts any one of which need not contain the signature of more than one Party, but all such counterparts taken together will constitute one and the same instrument.

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[Remainder of Page Left Intentionally Blank]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.

MIRION TECHNOLOGIES, INC.

By:	/s/ Emmanuelle Lee
	Name:	Emmanuelle Lee
	Title:	General Counsel

EXECUTIVE

/s/ Thomas D. Logan
Thomas D. Logan

Exhibit 10.2

Amendment NO. 1 to THIRD AMENDED AND RESTATED employment Agreement

This AMENDMENT NO. 1 TO THIRD AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”) is entered into this 27 day of December 2021 (the “Effective Date”), by and between MIRION TECHNOLOGIES, INC., a Delaware corporation (the “Company”), and BRIAN SCHOPFER (“Executive”) (each of Executive and the Company, a “Party” and collectively, the “Parties”).

WHEREAS, Executive has been employed by the Company pursuant to the terms of that certain Third Amended and Restated Employment Agreement, by and between Executive and the Company, dated as of May 1, 2020 (the “Agreement”);

WHEREAS, the Company desires to continue to employ Executive as the Chief Financial Officer and for Executive to serve as Chief Financial Officer of the Company and wishes to acquire and be assured of Executive’s services as of and after the Effective Date on the terms and conditions hereinafter set forth; and

WHEREAS, Executive desires to continue to be employed by the Company as the Chief Executive Officer and to perform and to serve the Company on the terms and conditions hereinafter set forth.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties, the Company and Executive hereby agree as follows:

1.	AMENDMENTS

(a)	Section 8(c) is hereby deleted and replaced in its entirety with the following:

Termination Without Cause; Termination Without Cause in Connection with a Change in Control. If Executive’s employment is terminated by the Company at any time during the Employment Period without Cause (with certain enhancements pursuant to Section 8(c)(i) if such termination occurs within twelve (12) months immediately following a Change in Control (as such term is defined in the Incentive Plan) that occurs after January 1, 2022), Executive shall be entitled to receive Executive’s Base Salary through the date of termination as well as any accrued benefits through the date of termination which may be owing in accordance with the Company’s policies. All other Company obligations to Executive pursuant to this Agreement will become automatically terminated and completely extinguished. Upon termination without Cause, Executive will also be entitled to the following from the Company: (i) payment of an amount equal to Executive’s then current Base Salary for a period of twelve (12) months following Executive’s termination (the “Severance Period”), payable in accordance with the usual payroll policies in effect at the Company as if Executive was employed at the time, commencing on the first payroll date occurring sixty (60) days from the date of termination; provided however that, if Executive’s termination of employment pursuant to this Section 8(c) occurs within twelve (12) months immediately following a Change in Control that occurs after

January 1, 2022, Executive shall instead be entitled to one (1) times the sum of (A) his Base Salary and (B) his target amount of his Incentive Bonus (the “Target Bonus”), which amount shall be paid in equal installments over the Severance Period in accordance with the usual payroll policies in effect at the Company as if Executive was employed at the time, commencing on the first payroll date occurring sixty (60) days from the date of termination; provided, further that any such payments under this Section 8(c)(i) that otherwise would be paid prior to the date that the release contemplated by Section 8(h) (the “Release”) becomes effective instead shall be paid within fifteen (15) business days after such effective date, and the remaining such payments shall be paid over the remainder of the Severance Period; provided, further, that if the period during which Executive may execute and revoke the Release begins in one calendar year and ends in the next calendar year, then any such payments that otherwise would be paid in such first calendar year instead shall be paid during the first fifteen business days of such next calendar year; (ii) a pro rata portion of Executive’s Incentive Bonus, if any, for the applicable period during the fiscal year ending on the date of termination (which portion of the Incentive Bonus shall be reasonably determined by the Board of Directors at the end of the applicable bonus period), payable at the same time as such payment would be made during Executive’s regular employment with the Company; and (iii) continued payment by the Company, for a period equal to the lesser of (A) the Severance Period and (B) such time that Executive commences employment with a new employer and becomes eligible to participate in that employer’s health care benefits plan, of the group health continuation coverage premiums for Executive and Executive’s eligible dependents under Title X of the Consolidated Budget Reconciliation Act of 1985, as amended (“COBRA”) provided that Executive elects to continue and remains eligible for these benefits under COBRA. Notwithstanding the foregoing, if the Company determines, in its sole discretion, that the payment of the COBRA premiums would result in a violation of the nondiscrimination rules of Section 105(h)(2) of the Internal Revenue Code of 1986, as amended or any statute or regulation of similar effect (including but not limited to the 2010 Patient Protection and Affordable Care Act, as amended by the 2010 Health Care and Education Reconciliation Act), then in lieu of reimbursing the COBRA premiums, the Company, in its sole discretion, may elect to instead pay Executive on the first day of each month, a fully taxable cash payment equal to the COBRA premiums for that month, subject to applicable tax withholdings (such amount, the “Special Severance Payment”), for the remainder of the Severance Period. Executive may, but is not obligated to, use such Special Severance Payment toward the cost of COBRA premiums.

(b)	Section 8(e) is hereby deleted and replaced in its entirety with the following:

Termination by Executive for Good Reason; Termination by Executive for Good Reason in Connection with a Change in Control. Executive may voluntarily resign Executive’s position with Company for Good Reason (as defined below), at any time on sixty (60) days’ advance written notice. In the event of Executive’s resignation for Good Reason (with certain enhancements pursuant to Section 8(e)(i) if such termination occurs within twelve (12) months immediately following a Change in Control that occurs after January 1, 2022), Executive will be entitled to receive Executive’s Base Salary through the date of termination, and any accrued benefits through the date of termination which may be owing in accordance with the Company’s policies. All other Company obligations to Executive pursuant to this Agreement will become automatically terminated and completely extinguished. Upon termination for Good Reason, Executive shall also

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be entitled to the following from the Company: (i) payment of an amount equal to Executive’s then current Base Salary for the Severance Period, payable in accordance with the usual payroll policies in effect at the Company as if Executive was employed at the time, commencing on the first payroll date occurring sixty (60) days from the date of termination; provided however that, if Executive’s termination of employment pursuant to this Section 8(e) occurs within twelve (12) months immediately following a Change in Control that occurs after January 1, 2022, Executive shall instead be entitled to one (1) times the sum of (A) his Base Salary and (B) his Target Bonus, which amount shall be paid in equal installments over the Severance Period in accordance with the usual payroll policies in effect at the Company as if Executive was employed at the time, commencing on the first payroll date occurring sixty (60) days from the date of termination; provided, further that any such payments under this Section 8(e)(i) that otherwise would be paid prior to the date that the Release becomes effective instead shall be paid within five (5) business days after such effective date, and the remaining such payments shall be paid over the remainder of the Severance Period; provided, further, that if the period during which Executive may execute and revoke the Release begins in one calendar year and ends in the next calendar year, then any such payments that otherwise would be paid in such first calendar year instead shall be paid during the first fifteen business days of such next calendar year; (ii) a pro rata portion of Executive’s Incentive Bonus, if any, for the applicable period during the fiscal year ending on the date of termination (which portion of the Incentive Bonus shall be reasonably determined by the Board of Directors at the end of the applicable bonus period), payable at the same time as such payment would be made during Executive’s regular employment with the Company; and (iii) continued payment by the Company, for a period equal to the lesser of (A) the Severance Period and (B) such time that Executive commences employment with a new employer and becomes eligible to participate in that employer’s health care benefits plan, of the group health continuation coverage premiums for Executive and Executive’s eligible dependents under COBRA provided that Executive elects to continue and remains eligible for these benefits under COBRA. Notwithstanding the foregoing, if the Company determines, in its sole discretion, that the payment of the COBRA premiums would result in a violation of the nondiscrimination rules of Section 105(h)(2) of the Internal Revenue Code of 1986, as amended or any statute or regulation of similar effect (including but not limited to the 2010 Patient Protection and Affordable Care Act, as amended by the 2010 Health Care and Education Reconciliation Act), then in lieu of reimbursing the COBRA premiums, the Company, in its sole discretion, may elect to instead pay Executive on the first day of each month, the Special Severance Payment, for the remainder of the Severance Period. Executive may, but is not obligated to, use such Special Severance Payment toward the cost of COBRA premiums.

(c)	A new Section 22 is hereby added as follows:

Code Section 280G. To the extent that any of the payments and benefits provided for under this Agreement together with any payments or benefits under any other agreement or arrangement between the Company and Executive (collectively, the “Payments”) would constitute a “parachute payment” within the meaning of Section 280G of the Code, the amount of such Payments shall be reduced to the amount that would result in no portion of the Payments being subject to the excise tax imposed pursuant to Section 4999 of the Code if and only if such reduction would provide Executive with an after-tax amount greater than if there was no reduction.  Unless the Company and Executive otherwise agree, any determination required under this Section 22 shall be made in

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writing in good faith by the Company’s independent accounting firm or such other nationally or regionally recognized accounting firm selected by the Company (the “Accountants”), whose determination shall be conclusive and binding upon the Executive and the Company for all purposes. Any reduction shall be done in a manner that maximizes the amount to be retained by Executive, provided that to the extent any order is required to be set forth herein, then such reduction shall be applied in the following order: (i) payments that are payable in cash that are valued at full value under Treasury Regulation Section 1.280G-1, Q&A 24(a) will be reduced (if necessary, to zero), with amounts that are payable last reduced first; (ii) payments due in respect of any equity valued at full value under Treasury Regulation Section 1.280G-1, Q&A 24(a) will be reduced next (if necessary, to zero), with amounts that are payable or deliverable last reduced first; (iii) payments that are payable in cash that are valued at less than full value under Treasury Regulation Section 1.280G- 1, Q&A 24 will be reduced next (if necessary, to zero), with the highest values reduced first (as such values are determined under Treasury Regulation Section 1.280G-1, Q&A 24); (iv) payments due in respect of any equity valued at less than full value under Treasury Regulation Section 1.280G-1, Q&A 24 will be reduced next (if necessary, to zero), with the highest values reduced first (as such values are determined under Treasury Regulation Section 1.280G-1, Q&A 24); and (v) all other non-cash benefits not otherwise described in clauses (ii) or (iv) of this Section 22 will be next reduced pro rata. The Company and Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section 22. The Company shall bear all costs that the Accountants may reasonably incur in connection with any calculations contemplated by this Section 22.

2.	EFFECTIVENESS OF AMENDMENT; COUNTERPARTS

This Amendment shall become effective on the Effective Date. Except as amended by the terms of this Amendment, the Agreement shall remain in full force and effect in accordance with its terms. This Amendment may be executed by electronic transmission (i.e., facsimile or electronically transmitted portable document (PDF) or DocuSign or similar electronic signature) and in counterparts any one of which need not contain the signature of more than one Party, but all such counterparts taken together will constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.

MIRION TECHNOLOGIES, INC.

By:	/s/ Thomas D. Logan
	Name:	Thomas D. Logan
Title:

EXECUTIVE

/s/ Brian Schopfer
Brian Schopfer

Exhibit 10.3

Amendment NO. 1 to employment Agreement

This AMENDMENT NO. 1 TO THIRD AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”) is entered into this 27 day of December 2021 (the “Effective Date”), by and between MIRION TECHNOLOGIES, INC., a Delaware corporation (the “Company”), and MICHAEL FREED (“Executive”) (each of Executive and the Company, a “Party” and collectively, the “Parties”).

WHEREAS, Executive has been employed by the Company pursuant to the terms of that certain Employment Agreement, by and between Executive and the Company, dated as of July 16, 2016 (the “Agreement”);

WHEREAS, the Company desires to employ Executive as the Chief Operating Officer and for Executive to serve as Chief Operating Officer of the Company and wishes to acquire and be assured of Executive’s services as of and after the Effective Date on the terms and conditions hereinafter set forth; and

WHEREAS, Executive desires to be employed by the Company as the Chief Operating Officer and to perform and to serve the Company on the terms and conditions hereinafter set forth.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties, the Company and Executive hereby agree as follows:

1.	AMENDMENTS

(a)	Section 8(c) is hereby deleted and replaced in its entirety with the following:

Termination Without Cause; Termination Without Cause in Connection with a Change in Control. If Executive’s employment is terminated by the Company at any time during the Employment Period without Cause (with certain enhancements pursuant to Section 8(c)(i) if such termination occurs within twelve (12) months immediately following a Change in Control (as such term is defined in the Incentive Plan) that occurs after January 1, 2022), Executive shall be entitled to receive Executive’s Base Salary through the date of termination as well as any accrued benefits through the date of termination which may be owing in accordance with the Company’s policies. All other Company obligations to Executive pursuant to this Agreement will become automatically terminated and completely extinguished. Upon termination without Cause, Executive will also be entitled to the following from the Company: (i) payment of an amount equal to Executive’s then current Base Salary for a period of twelve (12) months following Executive’s termination (the “Severance Period”), payable in accordance with the usual payroll policies in effect at the Company as if Executive was employed at the time, commencing on the first payroll date occurring sixty (60) days from the date of termination; provided however that, if Executive’s termination of employment pursuant to this Section 8(c) occurs within twelve (12) months immediately following a Change in Control that occurs after January 1, 2022, Executive shall instead be entitled to one (1) times the sum of (A) his Base Salary and (B) his target amount of his Incentive Bonus (the “Target Bonus”), which amount shall be paid in equal installments over the Severance Period in accordance with the usual payroll policies in effect at the Company as if Executive was employed at the time, commencing on the first payroll date occurring sixty (60) days from the date of termination; provided, further that any such payments under this Section 8(c)(i) that otherwise would be paid prior to the date that the release contemplated by Section 8(h) (the “Release”) becomes effective instead shall be paid within fifteen (15) business days after such effective date, and the remaining such payments shall be paid over the remainder of the Severance Period; provided, further, that if the period during which Executive may execute and revoke the Release begins in one calendar year and ends in the next calendar year, then any such payments that otherwise would be paid in such first calendar year instead shall be paid during the first fifteen business days of such next calendar year; (ii) a pro rata portion of Executive’s Incentive Bonus, if any, for the applicable period during the fiscal year ending on the date of termination (which portion of the Incentive Bonus shall be reasonably determined by the Board of Directors at the end of the applicable bonus period), payable at the same time as such payment would be made during Executive’s regular employment with the Company; and (iii) continued payment by the Company, for a period equal to the lesser of (A) the Severance Period and (B) such time that Executive commences employment with a new employer and becomes eligible to participate in that employer’s health care benefits plan, of the group health continuation coverage premiums for Executive and Executive’s eligible dependents under Title X of the Consolidated Budget Reconciliation Act of 1985, as amended (“COBRA”) provided that Executive elects to continue and remains eligible for these benefits under COBRA. Notwithstanding the foregoing, if the Company determines, in its sole discretion, that the payment of the COBRA premiums would result in a violation of the nondiscrimination rules of Section 105(h)(2) of the Internal Revenue Code of 1986, as amended or any statute or regulation of similar effect (including but not limited to the 2010 Patient Protection and Affordable Care Act, as amended by the 2010 Health Care and Education Reconciliation Act), then in lieu of reimbursing the COBRA premiums, the Company, in its sole discretion, may elect to instead pay Executive on the first day of each month, a fully taxable cash payment equal to the COBRA premiums for that month, subject to applicable tax withholdings (such amount, the “Special Severance Payment”), for the remainder of the Severance Period. Executive may, but is not obligated to, use such Special Severance Payment toward the cost of COBRA premiums.

(b)	Section 8(e) is hereby deleted and replaced in its entirety with the following:

Termination by Executive for Good Reason; Termination by Executive for Good Reason in Connection with a Change in Control. Executive may voluntarily resign Executive’s position with Company for Good Reason (as defined below), at any time on sixty (60) days’ advance written notice. In the event of Executive’s resignation for Good Reason (with certain enhancements pursuant to Section 8(e)(i) if such termination occurs within twelve (12) months immediately following a Change in Control that occurs after January 1, 2022), Executive will be entitled to receive Executive’s Base Salary through the date of termination, and any accrued benefits through the date of termination which may be owing in accordance with the Company’s policies. All other Company obligations to Executive pursuant to this Agreement will become automatically terminated and completely extinguished. Upon termination for Good Reason, Executive shall also be entitled to the following from the Company: (i) payment of an amount equal to Executive’s then current Base Salary for the Severance Period, payable in accordance with the usual payroll policies in effect at the Company as if Executive was employed at the time, commencing on the first payroll date occurring sixty (60) days from the date of termination; provided however that, if Executive’s termination of employment pursuant to this Section 8(e) occurs within twelve (12) months immediately following a Change in Control that occurs after January 1, 2022, Executive shall instead be entitled to one (1) times the sum of (A) his Base Salary and (B) his Target Bonus, which amount shall be paid in equal installments over the Severance Period in accordance with the usual payroll policies in effect at the Company as if Executive was employed at the time, commencing on the first payroll date occurring sixty (60) days from the date of termination; provided, further that any such payments under this Section 8(e)(i) that otherwise would be paid prior to the date that the Release becomes effective instead shall be paid within five (5) business days after such effective date, and the remaining such payments shall be paid over the remainder of the Severance Period; provided, further, that if the period during which Executive may execute and revoke the Release begins in one calendar year and ends in the next calendar year, then any such payments that otherwise would be paid in such first calendar year instead shall be paid during the first fifteen business days of such next calendar year; (ii) a pro rata portion of Executive’s Incentive Bonus, if any, for the applicable period during the fiscal year ending on the date of termination (which portion of the Incentive Bonus shall be reasonably determined by the Board of Directors at the end of the applicable bonus period), payable at the same time as such payment would be made during Executive’s regular employment with the Company; and (iii) continued payment by the Company, for a period equal to the lesser of (A) the Severance Period and (B) such time that Executive commences employment with a new employer and becomes eligible to participate in that employer’s health care benefits plan, of the group health continuation coverage premiums for Executive and Executive’s eligible dependents under COBRA provided that Executive elects to continue and remains eligible for these benefits under COBRA. Notwithstanding the foregoing, if the Company determines, in its sole discretion, that the payment of the COBRA premiums would result in a violation of the nondiscrimination rules of Section 105(h)(2) of the Internal Revenue Code of 1986, as amended or any statute or regulation of similar effect (including but not limited to the 2010 Patient Protection and Affordable Care Act, as amended by the 2010 Health Care and Education Reconciliation Act), then in lieu of reimbursing the COBRA premiums, the Company, in its sole discretion, may elect to instead pay Executive on the first day of each month, the Special Severance Payment, for the remainder of the Severance Period. Executive may, but is not obligated to, use such Special Severance Payment toward the cost of COBRA premiums.

(c)	A new Section 23 is hereby added as follows:

Code Section 280G. To the extent that any of the payments and benefits provided for under this Agreement together with any payments or benefits under any other agreement or arrangement between the Company and Executive (collectively, the “Payments”) would constitute a “parachute payment” within the meaning of Section 280G of the Code, the amount of such Payments shall be reduced to the amount that would result in no portion of the Payments being subject to the excise tax imposed pursuant to Section 4999 of the Code if and only if such reduction would provide Executive with an after-tax amount greater than if there was no reduction.  Unless the Company and Executive otherwise agree, any determination required under this Section 23 shall be made in writing in good faith by the Company’s independent accounting firm or such other nationally or regionally recognized accounting firm selected by the Company (the “Accountants”), whose determination shall be conclusive and binding upon the Executive and the Company for all purposes. Any reduction shall be done in a manner that maximizes the amount to be retained by Executive, provided that to the extent any order is required to be set forth herein, then such reduction shall be applied in the following order: (i) payments that are payable in cash that are valued at full value under Treasury Regulation Section 1.280G-1, Q&A 24(a) will be reduced (if necessary, to zero), with amounts that are payable last reduced first; (ii) payments due in respect of any equity valued at full value under Treasury Regulation Section 1.280G-1, Q&A 24(a) will be reduced next (if necessary, to zero), with amounts that are payable or deliverable last reduced first; (iii) payments that are payable in cash that are valued at less than full value under Treasury Regulation Section 1.280G- 1, Q&A 24 will be reduced next (if necessary, to zero), with the highest values reduced first (as such values are determined under Treasury Regulation Section 1.280G-1, Q&A 24); (iv) payments due in respect of any equity valued at less than full value under Treasury Regulation Section 1.280G-1, Q&A 24 will be reduced next (if necessary, to zero), with the highest values reduced first (as such values are determined under Treasury Regulation Section 1.280G-1, Q&A 24); and (v) all other non-cash benefits not otherwise described in clauses (ii) or (iv) of this Section 23 will be next reduced pro rata. The Company and Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section 23. The Company shall bear all costs that the Accountants may reasonably incur in connection with any calculations contemplated by this Section 23.

2.	EFFECTIVENESS OF AMENDMENT; COUNTERPARTS

This Amendment shall become effective on the Effective Date. Except as amended by the terms of this Amendment, the Agreement shall remain in full force and effect in accordance with its terms. This Amendment may be executed by electronic transmission (i.e., facsimile or electronically transmitted portable document (PDF) or DocuSign or similar electronic signature) and in counterparts any one of which need not contain the signature of more than one Party, but all such counterparts taken together will constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.

MIRION TECHNOLOGIES, INC.

By:	/s/ Thomas D. Logan
	Name:	Thomas D. Logan
Title:

EXECUTIVE

/s/ Michael Freed
Michael Freed